EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Post Effective Amendment 1 to Form S-8) pertaining to the Novoste Corporation Non-Employee Director Stock Option Plan of our report dated February 9, 1999, with respect to the financial statements of Novoste Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP

Atlanta, Georgia
June 23, 1999